Exhibit 10.1

Letter of Undertaking on the Authenticity, Accuracy, and Completeness of the Prospectus

Whereas Xinjiang Daqo New Energy Co., Ltd (hereinafter referred to as the “Issuer”) intends to apply for an initial public offering of shares and to be listed on the Shanghai Stock Exchange’s STAR Market (hereinafter referred to as the “IPO”), Daqo New Energy Corp. (hereinafter referred to as the “Company”), as the controlling shareholder of the Issuer, makes the following representations and warranties:

There are no false statements, misleading statements, or material omissions in the Issuer’s prospectus, and the Company shall ensure that the disclosures in the prospectus are true, accurate and complete.

If any false statements, misleading statements, or material omissions in the Issuer’s prospectus have a significant and substantive impact on whether the Issuer meets the offering conditions prescribed by law, the Company will repurchase the original restricted shares disposed of by the Company within 30 days after the China Securities Regulatory Commission, or the relevant stock exchange, court or other competent authority has determined or issued a punishment notice on the aforementioned facts in accordance with the law. The repurchase price will be determined according to the secondary market price at that time, and not lower than the issue price plus bank deposit interest in the same period.

(If any ex-rights or ex-dividend matters of the Issuer’s stock occur, such as dividend distribution, stock dividend and the capitalization of capital reserve, the issue price will be adjusted accordingly). The repurchased shares include the original restricted shares and their successor shares. At the same time, as the controlling shareholder of the Issuer, the Company will urge the Issuer to repurchase all new shares and successor shares of the initial public offering in accordance with the law.

If any false statements, misleading statements, or material omissions in the Issuer’s prospectus cause any investors to suffer any losses in securities trading, the Company will compensate such investors for the losses in accordance with the law.

This letter of undertaking takes effect upon being signed by the Company.

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DAQO NEW ENERGY CORP.

By:	/s/ Longgen Zhang
Name:	Longgen Zhang
Title:	Director and Chief Executive Officer
Date:	September 8, 2020